UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 19, 2008

PowerRaise Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52478 (Commission File Number)	98-0454140 (IRS Employer Identification No.)

2600 Philmont Avenue, Suite 310
Huntingdon Valley, PA 19006
(Address of principal executive offices, Zip Code)

267-989-0603
(Registrant's Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On September 19, 2008 PowerRaise Inc., a Nevada corporation (the “Registrant”), and Gamcom Ltd., an Israeli corporation (“Gamcom”), executed a License Agreement (the “License Agreement”) and a Purchase Option Agreement (the “Purchase Option Agreement”).

The sole shareholder of Gamcom, Mr. Reuven Gamliel, is a major shareholder of the Registrant.

Pursuant to the License Agreement, Gamcom granted a 3 year non-exclusive license to the Registrant to use certain intellectual property that is owned by Gamcom and relates to a line of products known as the “CALLECT” products (the “Intellectual Property”). As consideration the Registrant paid a license fee in the amount of $84,500.

The Intellectual Property is integral to the development of the “Click-For-Free-Calls” web application of Teleclick Technologies Ltd. The Registrant and Teleclick entered into a Secured Convertible Promissory Note, dated December 3, 2007 (the “Note”), pursuant to which the Registrant loaned Teleclick an aggregate amount of $300,000 and has the option, at any time on or before December 3, 2008, to convert all principal and accrued interest under the Note into ordinary shares of Teleclick, up to an amount equal to 99% of Teleclick's authorized share capital on a fully diluted basis. The Registrant is currently engaged in negotiations with Teleclick regarding the possibility that the Registrant will convert the Note into ordinary shares of Teleclick and retain Mr. Gamliel as a consultant.

Prior to the execution of the License Agreement, the Intellectual Property was pledged by Gamcom in favor of certain individual creditors and in favor of Bank Hapoalim, to secure repayment of debts owed by Gamcom to such individual creditors and to Bank Hapoalim. In order to terminate the pledges and enable Gamcom to grant the license, the Registrant repaid Gamcom’s debts to the individual creditors, in the aggregate amount of $191,600, and paid the $84,500 license fee directly to Bank Hapoalim.

Pursuant to the Purchase Option Agreement, Gamcom granted an option to the Registrant to purchase the Intellectual Property and all associated rights for $1. The Purchase Option Agreement shall remain in effect for a period of 2 years following any termination of the License Agreement.

The forgoing descriptions of the License Agreement, the Purchase Option Agreement and the Note are qualified in their entirety by reference to the License Agreement, the Purchase Option Agreement and the Note. Copies of the License Agreement and the Purchase Option Agreement are attached hereto as Exhibits 10.15 and 10.16, respectively, and incorporated herein by reference. The Note is incorporated herein by reference to Exhibit 4.5 to the Registrant’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on December 5, 2007.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.15	License Agreement, dated as of September 19, 2008, by and between Gamcom Ltd. and PowerRaise Inc.

10.16	Purchase Option Agreement, dated as of September 19, 2008, by and between Gamcom Ltd. and PowerRaise Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERRAISE INC.

Date: September 19, 2008	/s/ Arik Hertz
Name: Arik Hertz
Title: Chief Executive Officer